UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor	02109
Boston, MA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On November 1, 2022, Pieris Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the first patient has been dosed in the phase 1 study of PRS-220, an oral inhaled Anticalin® protein targeting connective tissue growth factor for the treatment of idiopathic pulmonary fibrosis and other fibrotic diseases. A copy of the press release issued by the Company is furnished hereto as Exhibit 99.1.

The information set forth under this “Item 7.01. Regulation FD Disclosure,” including Exhibit 99.1 furnished hereto, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated November 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: November 1, 2022	/s/ Tom Bures
Tom Bures
Chief Financial Officer